                                                             EXHIBIT 10.14

                                LEASE AMENDMENT NO. FIVE

Lease Amendment No. Five dated August 13, 1999 to be attached to and form a part of that lease (which together with any amendments, modifications and extensions thereof is hereinafter called the "Lease") made on the 30th day of September, 1996 between SPIEKER PROPERTIES L.P., a California limited partnership (successor in interest to BPG Pasadena, L.L.C., a Delaware Limited Liability Company) as Landlord and TICKETMASTER ONLINE - CITYSEARCH, INC., a Delaware corporation, (successor in interest to CitySearch, Inc., a Delaware corporation) as Tenant, for the premises commonly known as 790 East Colorado Boulevard, Pasadena, CA 91101 (the "Project").

The above described Lease shall be modified as follows:

RENTABLE AREA: Commencing September 1, 1999 through March 31, 2002, Tenant's Rentable Area shall also include that portion of the fifth floor (approximately 1,873 rentable square feet) commonly designated as Suite 500 of the Project. The Premises are more specifically outlined in red on the attached Exhibit "A." Therefore from September 1, 1999 through March 31, 2002, Tenant's total Rentable Area shall be 48,194 rentable square feet.

BASIC MONTHLY RENTAL: The Basic Monthly Rental shall be increased to reflect the inclusion of these Premises. Therefore, the new rent schedule shall be as follows:


Period                                     Current       New         Total
--------------------------------------------------------------------------
Commencement - October 31, 1999            $83,215.40    $3,840.00   $87,055.40
November 1, 1999 - November 30, 1999       $83,950.38    $3,840.00   $87,790.38
December 1, 1999 - August 31, 2000         $84,593.50    $3,840.00   $88,433.50
September 1, 2000 - September 30, 2000     $86,158.50    $3,840.00   $89,998.50
October 1, 2000 - August 31, 2001          $86,768.50    $4,030.00   $90,798.50
September 1, 2001 - March 31, 2002         $87,863.50    $4,030.00   $91,893.50

TENANT'S PERCENTAGE SHARE OF OPERATING COSTS AND TAXES: The Premises constitutes 1.51% of the total rentable area of the Building. As of the commencement of this Lease Amendment No. Four, Tenant's percentage share of operating costs and taxes shall be increased by 1.45% to a total of 36.92%.

BASE YEAR FOR OPERATING EXPENSES AND TAXES: Base Year for the additional Premises (Suite 500) shall be calendar year 1999.

TENANT IMPROVEMENTS: Tenant accepts the Premises in its "as-is" condition. However, subject to Tenant's presenting to Landlord paid invoices for improvements performed to these Premises, Landlord shall pay Tenant the sum of $7,492.00 on or within 30 days from September 30, 2001. All improvements must be paid for by Tenant and approved by Landlord using Building Standard materials and colors and in the Building Standard manner. As used herein, "Building Standard" shall mean the standards for a particular item selected from time to time by Landlord for the Building or such other standards as may be mutually agreed upon between Landlord and Tenant in writing.

PARKING: Tenant shall be allowed an additional six (6) unreserved parking spaces at the Building's prevailing rate. As of the commencement of this Lease Amendment, Tenant shall have a total of one hundred and seventy-four
(174) unreserved parking spaces.

All other terms and conditions of the Lease to remain the same.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease Amendment No. Five as dated below.

LANDLORD:                  SPIEKER PROPERTIES L.P.,
                           a California limited partnership
                           By:    Spieker Properties, Inc.,
                                  a Maryland corporation
                           Its:   General Partner

                           By:    /s/ Jeffrey K. Nickell
                              -----------------------------
                                  Jeffrey K. Nickell
                                  Vice President

                           Date:      9-3-99
                                ---------------------------


TENANT:                    TICKETMASTER ONLINE - CITYSEARCH, INC.,
                           a Delaware corporation

                           By:    /s/  Bradley Serwin
                              -----------------------------
                                   Bradley Serwin
                                   General Counsel

                           Date:    9/1/99
                                ---------------------------